Exhibit 6(b)


                             BT PYRAMID MUTUAL FUNDS

                             DISTRIBUTOR'S CONTRACT

         AGREEMENT made as of this 30th day of September, 1996, by and between BT PYRAMID MUTUAL FUNDS (the "Trust"), a Massachusetts business trust, and Edgewood Services, Inc. ("EDGEWOOD"), a New York corporation.

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Trust hereby appoints EDGEWOOD as its principal underwriter, to act as agent in selling and distributing shares of the Trust which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Trust. EDGEWOOD hereby accepts such appointment and agrees to provide such other services for the Trust, if any, and accept such compensation from the Trust, if any, as set forth in the applicable exhibits to this Agreement.

2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so. In addition, the Trust and EDGEWOOD reserve the right to reject any purchase order.

3. Neither EDGEWOOD nor any other person is authorized by the Trust to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Trust. EDGEWOOD agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through EDGEWOOD may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Trust. With respect to the duties and services provided for in this Agreement, no person or dealer, other than EDGEWOOD, is authorized to act as agent for the Trust for any purpose. EDGEWOOD agrees that in offering or selling Shares as agent of the Trust, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. EDGEWOOD will submit to the Trust copies of all sales literature before using the same and will not use such sales literature if disapproved by the Trust.

4. This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Trust or in any related documents to such Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by EDGEWOOD on sixty (60) days' written notice to the Trust.

6. This Agreement may not be assigned by EDGEWOOD and shall automatically terminate in the event of an assignment by EDGEWOOD as defined in the Investment Company Act of 1940, as amended, provided, however, that EDGEWOOD may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

7. EDGEWOOD shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose.

9. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless EDGEWOOD and each person, if any, who controls EDGEWOOD within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust about EDGEWOOD by or on behalf of EDGEWOOD expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

            If any action is brought against EDGEWOOD or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, EDGEWOOD shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. EDGEWOOD or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of EDGEWOOD or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim of action effected without its written consent. The Trust agrees promptly to notify EDGEWOOD of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

       (b) EDGEWOOD agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, against any and all loss, liability, claims, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or any alleged untrue statement of material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to alleged statements or alleged omissions or statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust about EDGEWOOD by or on behalf of EDGEWOOD expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against EDGEWOOD, EDGEWOOD shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to EDGEWOOD by the provisions of subsection (a) above.

       (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

       (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Trustees, officers, EDGEWOOD, and controlling persons of the Trust by the Trust pursuant to this Agreement, the Trust is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Trust undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustee, EDGEWOOD or controlling person of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

11. EDGEWOOD is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and EDGEWOOD shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

13. EDGEWOOD shall be responsible for reviewing and making any filings of advertisements and sales literature relating to the Funds that have been furnished to EDGEWOOD.

14. EDGEWOOD agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where EDGEWOOD may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

15. EDGEWOOD and the Trust each hereby represents and warrants to the other that it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

                                    Exhibit A
                                     to the
                             Distributor's Contract

                             BT PYRAMID MUTUAL FUNDS
                       As Last Amended: December 11, 1996

         The following provisions are hereby incorporated and made part of the Distributor's Contract dated as of September 30, 1996, between BT Pyramid Mutual Funds and Edgewood Services, Inc. with respect to the Funds and Classes of shares set forth in Schedule A to this Exhibit, attached hereto (collectively, "Funds").

1. The Trust hereby appoints EDGEWOOD to engage in activities principally intended to result in the sale of shares of the Funds ("Shares"). Pursuant to this appointment, EDGEWOOD is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust and/or provide services and shareholder account maintenance services to Fund shareholders.

2. During the term of this Agreement, the Trust will pay EDGEWOOD for services pursuant to this Agreement, a monthly fee computed at the annual rate indicated on Schedule A on the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. EDGEWOOD may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Fund's expenses exceed such lower expense limitation as EDGEWOOD may, by notice to the Trust, voluntarily declare to be effective.

4. EDGEWOOD will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. EDGEWOOD, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by EDGEWOOD in its sole discretion.

5. EDGEWOOD will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

         In consideration of the mutual covenants set forth in the Distributor's Contract dated as of September 30, 1996 between BT Pyramid Mutual Funds and EDGEWOOD, BT Pyramid Mutual Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the Classes set forth in Schedule A to this Exhibit.

Witness the due execution hereof this 30th day of September, 1996.


ATTEST:                                    BT Pyramid Mutual Funds



/s/ Jay S. Neuman                          By: /s/ Charles L. Davis
-------------------                            --------------------------
[Secretary]                                        [Vice President]
(SEAL)


ATTEST:                                     Edgewood Services, Inc.


/s/ S. Elliott Cohan                       By: /s/ R. Jeffrey Niss
--------------------                           ---------------------------
[Secretary]                                        [Senior Vice President]
(SEAL)

                                   SCHEDULE A
                                       OF
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTOR'S CONTRACT
                       As Last Amended: December 11, 1996

The provisions of the Distributor's Contract between BT Pyramid Mutual Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.

Name of Fund                                   Effective Date           Fee
------------                                   --------------           ---

BT Investment Money Market Fund                September 30, 1996      0.20%
BT Investment Equity 500 Index Fund            September 30, 1996      0.20%
BT Investment Limited Term U.S. Government     September 30, 1996      0.20%
         Securities Fund
BT Investment Equity Appreciation Fund
         Investment Class                      September 30, 1996      0.20%
         Advisor Class                         September 30, 1996      0.50%
BT Institutional Asset Management Fund         September 30, 1996      0.20%
BT RetirementPlus Fund                         December 11, 1996       0.20%
         Investment Class

                                    Exhibit B
                                     to the
                             Distributor's Contract

                             BT PYRAMID MUTUAL FUNDS


         In consideration of the mutual covenants set forth in the Distributor's Contract dated September 30, 1996 between BT PYRAMID MUTUAL FUNDS and EDGEWOOD, BT PYRAMID MUTUAL FUNDS executes and delivers this Exhibit on behalf of the Funds and Classes of shares first set forth in Schedule A to this Exhibit, attached hereto.

Witness the due execution hereof this 30th day of September, 1996.


ATTEST:                                     BT Pyramid Mutual Funds



/s/ Jay S. Neuman                           By: /s/ Charles L. Davis
-----------------                               ------------------------
[Secretary]                                        [Vice President]
(SEAL)


ATTEST:                                     Edgewood Services, Inc.



/s/ S. Elliott Cohan                        By: /s/ R. Jeffrey Niss
--------------------                           -------------------------
[Secretary]                                    [Senior Vice President]
(SEAL)

                                   SCHEDULE A
                                       OF
                                    EXHIBIT B
                                     TO THE
                             DISTRIBUTOR'S CONTRACT


         The provisions of the Distributor's Contract between BT Pyramid Mutual Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.



      Name of Fund                                      Effective Date
      ------------                                      --------------

      BT Retirement PlusFund                           December 11, 1996
               Institutional Class

                           Kirkpatrick & Lockhart LLP
                            One International Place
                        Boston, Massachusetts 02110-2637
                                 (617) 261-3100
                                 (617) 261-3175



                               February 24, 1997


BT Pyramid Mutual Funds
130 Liberty Street
Bankers Trust Plaza
New York, New York

         Re:      BT Retirement Plus Fund

Ladies and Gentlemen:

         BT Pyramid Mutual Funds (the "Trust") is an unincorporated voluntary association organized under the laws of The Commonwealth of Massachusetts on March 4, 1992. You have requested our opinion in connection with the Trust's issuance of shares of beneficial interest (the "Shares") in the series designated as BT Retirement Plus Fund (the "Fund").

         We have, as special counsel to the Trust, participated in certain proceedings related to the Trust. We have examined copies, either certified or otherwise proved to be genuine, of the Declaration of Trust, and any amendments thereto, and by-laws of the Trust, the minutes of meetings of its board of trustees and other documents relating to its organization and operation. We have also received the certificate of an officer of the Fund as attached hereto and have, with your consent, relied upon the information set forth in such certificate. Based upon the foregoing, and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state laws regulating the offer and sale of securities, it is our opinion that the unlimited number of Shares of the Fund that are currently being registered may be legally and validly issued in accordance with the Trust's Declaration of Trust, as amended, and by-laws; and when so issued, the Shares will be legally issued, fully paid and non-assessable by the Trust.

         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. The Declaration of Trust, as amended, provides that "[n]o Shareholder shall be subject to any personal liability whatsoever to any Person [defined as individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign] in connection with Trust Property or the acts, obligations or affairs of the Trust...and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust." The Declaration of Trust also

BT Pyramid Mutual Funds
February 24, 1997
page two



provides that "[e]very written obligation contract, instrument, artifact, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite...that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust estate." The Declaration of Trust further provides that the Trust "shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability...[provided that] no Trust Property shall be used to indemnify or reimburse any Shareholder of any shares of any series other than Trust Property allocated or belonging to that series." Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or series would be unable to meet its obligations.

         We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 14 to the Trust's Registration Statement on Form N-1A (File No. 33-45973) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Counsel" in the Statement of Additional Information filed as part of the Registration Statement.

                                        Very truly yours,

                                        Kirkpatrick & Lockhart LLP



                                       By: /s/ Joel D. Almquist
                                           ------------------------
                                            Joel D. Almquist